Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Orion Energy Systems, Inc.

Manitowoc, Wisconsin

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 14, 2013, relating to the consolidated financial statements and schedule of Orion Energy Systems, Inc. appearing in the Company’s Annual Report on Form 10-K for the years ended March 31, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Milwaukee, Wisconsin

January 17, 2014